UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2023

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Financing and Security Agreement

Super League Enterprise, Inc. (the “Company”), and certain of its subsidiaries (collectively with the Company, the “Borrowers”), entered into a Financing and Security Agreement (the “Agreement”) with SLR Digital Finance, LLC (“Lender”), effective December 17, 2023 (the “Effective Date”). Pursuant to the Agreement, Lender may, from time to time and in its sole discretion, make certain cash advances to the Company (each an “Advance”, and collectively, “Advances”), against the face amounts of certain uncollected accounts receivable of the Borrowers on an account-by-account basis (each, a “Financed Account”, and collectively, the “Accounts”), at a rate of 85% multiplied by the face value of such Account (the “Advance Rate”), less any reserved funds and any other amounts due to Lender from Borrowers, up to a maximum aggregate Advance amount of $4,000,000 (the “Maximum Amount”)(the Advances on the Accounts is hereinafter, the “Facility”). Upon receipt of any Advance, Borrowers will have assigned all of its rights in such receivables and all proceeds thereof. The proceeds received from the Facility will be used to fund general working capital needs.

The Agreement is effective for 24 months from the Effective Date (the “Term”), automatically extends for successive Terms (each, a “Renewal Term”), and the Borrowers’ are obligated to pay the Lender an early termination fee in the event the Factoring Agreements are terminated under certain circumstances prior to the end of any Term or Renewal Term, as more specifically set forth in the Agreement.

In connection with the Facility, the Company agreed to, among other things, (i) pay a finance fee equal to 2% of the Maximum Amount, payable in 24 equal monthly installments on the last day of each month of the Term until paid in full, (ii) pay a servicing fee equal to 0.30% multiplied by the actual average daily amount of Advances outstanding at the time of determination (the “Outstanding Amount”) for the applicable month, on the last day of each calendar month during the Term (or so long as any obligations arising under the Agreement are outstanding); (iii) be charged a monthly financing fee (the “Financing Fee”), due upon receipt of full payment of a Financed Account by Lender, equal to 1/12 of (a) the prime rate plus 2% (the “Facility Rate”), multiplied by (b) the amount of the Outstanding Amount; and (iv) utilize the facility such that the monthly average aggregate Advances outstanding is at $400,000 (the “Minimum Utilization”). In the event that Borrower’s monthly utilization is less than the applicable Minimum Utilization for any month, the Financing Fee for such month shall be calculated as if the applicable Minimum Utilization has been satisfied.

Furthermore, the Agreement imposes various restrictions on the activities of the Borrowers, including a prohibition on fundamental changes to the Company or its subsidiaries (including certain consolidations, mergers and sales and transfers of assets, and limitations on the ability of the Borrowers to grant liens upon their property or assets). The Agreement includes standard Events of Default (as defined in the Agreement), and provide that, upon the occurrence of certain events of default, Lender may, among other things, immediately collect any obligation owing to Lender under the Agreement, cease advancing money to the Borrowers, take possession of any collateral, and/or charge interest at a rate equal to the lesser of (i) 6% above the Facility Rate, and (ii) the highest default rate permitted by applicable law.

As security for the full and prompt payment and performance of any obligations arising under the Agreement, the Borrowers granted to Lender a continuing first priority security interest in all the assets of the Borrowers. The Agreement also provides for customary provisions, including representations, warranties and covenants, indemnification, waiver of jury trial, arbitration, and the exercise of remedies upon a breach or default.

This summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Subscription Agreements

On December 22, 2023, the Company entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors with respect to the sale of an aggregate of 2,978 shares of newly designated Series AAA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AAA Preferred”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of  approximately $2,978,000 (the “Offering”).

In connection with the Offering, on December 22, 2023 (the “Filing Date”), the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Preferred Stock (the “Series AAA Certificate of Designation”) with the State of Delaware.

Each share of Series AAA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in the Series AAA Certificate of Designation, into such number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), equal to the number of Series AAA Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price will be $1.71 for the Series AAA Preferred, subject to adjustment in the event of stock splits, stock dividends, certain fundamental transactions and future issuances of equity securities as described below). In addition, subject to beneficial ownership and primary market limitations, on the one year anniversary of the respective filing date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AAA Preferred into the Company’s Common Stock if the volume-weighted average price of such Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AAA Preferred into the Company’s Common Stock if the VWAP equals at least 300% of the Conversion Price.

The Series AAA Preferred shall vote together with the common stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series AAA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA Certificates of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA Preferred, (b) increasing the number of authorized shares of Series AAA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AAA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind outside of certain loans not to exceed $5,000,000 and accounts payable in the ordinary course of business, or (e) entering into any agreement with respect to the foregoing. In addition, no holder of Series AAA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA Preferred into an amount in excess of the primary market limitations. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA Preferred (together with any Parity Securities (as defined in the Series AAA Certificate of Designations) will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Holders of the Series AAA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA Preferred then held by such holder on each of the 12- and 24-month anniversaries of the Filing Date. In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of common stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and/or primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and/or primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Subject to the approval by a majority of the voting securities of the Company (the “Stockholder Approval”), pursuant to the Subscription Agreements, purchasers shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms (except for adjustments to the Conversion Price based on future equity issuances) as the Series AAA Preferred (the “Additional Investment Right”) from the  Securities and Exchange Commission declares the registration statement to be filed with the SEC pursuant to the Registration Rights Agreement (as defined below) effective, to the date that is 18 months thereafter for an additional dollar amount equal to its initial investment amount at $1,000 per share (the “Original Issue Price”), with a conversion price equal to the conversion price of the Series AAA Preferred in effect on the Filing Date (i.e., the original conversion price). No further additional investment rights shall be granted to investors that exercise the Additional Investment Rights.

Further subject to the effectiveness of the Stockholder Approval, for twenty-four (24) months after the Filing Date, and subject to certain carveouts as described in the Series AAA Certificates of Designations, if the Company conducts an offering at a price per share less than the then effective conversion price (the “Future Offering Price”) consisting of common stock, convertible or derivative instruments, then in such event the conversion price of the Series AAA Preferred shall be adjusted to the Future Offering Price, but not less than the Conversion Price Floor (as defined in the Series AAA Certificate of Designations).

Exchange Agreements

Also on December 22, 2023, the Company entered into certain Series A Exchange Agreements (the “Series A Agreement”) and Series AA Exchange Agreements (the “Series AA Agreement”, and collectively with the Series A Agreement, the “Exchange Agreements”), with certain holders (the “Holders”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”), and Series AA Convertible Preferred Stock, par value $0.001 per share (“Series AA Preferred”), pursuant to which the Holders exchanged an aggregate of 2,356 shares of Series A Preferred and/or Series AA Preferred, for an aggregate of 2,356 shares of Series AAA Preferred (the “Exchange”). Additional Investment Rights shall also be granted with respect to shares of Series AAA Preferred issued in the Exchange.  The Exchange closed concurrently with the closing of the Subscription Agreements.

The Subscription Agreements and Exchange Agreements (collectively, the “Transaction Documents”) contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Transaction Documents in the context of the terms and conditions thereof and in the context of the specific relationship between the parties to the Transaction Documents. The provisions of such Transaction Documents, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Transaction Documents. Rather, investors and the public should refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission with respect to obtaining such factual information.

The Company and the investors in the Offering and the Exchange also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to use its best efforts to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series AAA Preferred within 45 days, but in no event later than 60 days, following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The Company sold and/or exchanged the shares of Series AAA Preferred pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with Aegis Capital Corporation, a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering and the Exchange. Pursuant to the terms of the Placement Agency Agreement, in connection with the December 22, 2023 closing of the Offering and the Exchange, the Company paid the Placement Agent an aggregate cash fee of $297,800, non-accountable expense allowance of $59,560 and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 252,520 shares of Common Stock at an exercise price of $1.71 per share. The Placement Agent shall also earn fees and be issued additional Placement Agent Warrants with respect to any securities issued pursuant to the Additional Investment Rights. The Company also granted the Placement Agent the right of first refusal, for a period of six (6) months after the final closing of the Offering, to serve as the Company’s lead or co-placement agent for any private placement of the Company’s securities (equity or debt) that is proposed to be consummated with the assistance of a registered broker dealer. In addition, with respect to shares of Series AAA Preferred Stock issued in the Exchange, the Placement Agent exchanged previously issued placement agent warrants to purchase 32,939 shares of Common Stock of the Company that were issued in connection with the Series A and Series AA Preferred Stock financings of the Company, at exercise prices ranging from $7.60 to $13.41 per share, for new Placement Agent Warrants to purchase a total of 199,778 shares of Common Stock at an exercise price of $1.71 per share.

The securities issued in the Offering and Exchange are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors (including the Holders) are accredited investors, the investors are purchasing and/or exchanging the securities, as applicable, for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing descriptions of the Series AAA Certificate of Designation and Placement Agency Agreement are qualified in their entirety by reference to the full text of each document, copies of which are filed as Exhibit 3.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Form of Subscription Agreement, Form of Registration Rights Agreement, Form of Series A Exchange Agreement, Form of Series AA Exchange Agreement, and Form of Placement Agent Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, under the heading “Financing and Security Agreement,” and is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, under the headings “Subscription Agreements” and “Exchange Agreements,” and is incorporated into this Item 3.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On December 22, 2023, the Company filed the Series AAA Certificate of Designation (as defined above), designating 5,334 shares of Series AAA Preferred (as defined above) in connection with the Offering (as defined above).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Preferred Stock
10.1	Financing and Security Agreement, effective December 17, 2023, by and among Super League Enterprise, Inc., Mobcrush Streaming, Inc., InPVP, LLC and SLR Digital Finance, LLC
10.2	Placement Agency Agreement, dated November 6, 2023, between Super League Enterprise, Inc., and Aegis Capital Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: December 22, 2023	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer